                                Mark L. Galligan
         Hunters Ridge, P.O. box 39, Creemore, Ontario, Canada LOM 1GO

June 30, 2000

Mr. James Cousineau
2 Birchshire Drive
Barrie, Ontario
Canada L4N 6W6

RE:  Definitive Term Sheet for Position of VP Internet Sales and Information
Technology Management: CareerTek.Org

VIA Hand Delivery

Dear Mr. Cousineau:

The purpose of this letter is to set forth and confirm the specific terms and conditions of your contract. If you accept this proposal, CareerTek.Org, (the
"Company") will appoint you, Vice President of Internet Marketing and
Information Technology Management.

Job Description: VP Internet Marketing and Information Technology Management

1.       Responsibilities:
        o        Develop and Drive a Marketing Program which results in
                 "Partnering Agreements" and strategic posting of our products on all key global "Job Sites"
        o        Negotiate favorable revenue sharing Agreements wit "Job Sites"
        o        Manage, Audit, Monitor Company Web Site Architecture &
                 Development Issues
        o        Manage 24/7 Web Site Operations
        o        Register eCommerce Processing and Payments Functions for
                 Company
        o        Develop, Create, and Produce materials to support sales and marketing of the Company's three key products: jobFit,
                 careerFit, studentFit.
        o        Operate within established budgetary parameters.
        o        File weekly result reports on appropriate topic and activities.
        o        File monthly summary reports for presentation to Executive
                 Committee or Board of Directors
        o        From a team - centered concept, assist all Company employees in creating a value centered workplace where employees, managers, and shareholders will participate in the personal and financial rewards wrought by outstanding performance.
        o        Manage IT Hardware repair projects
        o        Integrate IT systems and reports

2.       Compensation: A progressive Compensation Package Based on Attainable
Performance Profit Objectives

        o        Base Salary: 90 Day Probation Period:       $4,000.00 per month
                 paid 50% at the 15th and balance on last business day of the month
        o        Escalations in Salary based on attaining performance profit objectives, add another (escalations through a described level vests previous level's increment)
        o        Profit Defined as revenue less direct Sales and Marketing
                 expense with no overhead allocations for a period of 90 days, paid retroactively:
        o        From "$0" attaining $15,000 / month                  $1,000.00 per month
        o        From "$15,000" attaining "$50,000" / month           $1,000.00 per month
        o        From "$50,000" attaining "$75,000" / month           $1,500.00 per month
        o        From "$75,000" attaining "$100,000" /  month         $1,500.00 per month
        o        From "$100,000" attaining "$125,000" / month         $1,500.00 per month
        o        From "$125,000" "+" for three months cap concept at: $12,500 per month
        o        Signing Bonus: 25,00 Common Shares of CareerTek.Org vested upon completion of 90 day probation period, subject to one year insiders holding provisions.
        o        "Special" Shares Bonuses: Based on Revenue Generated by
                 individual sales efforts:
        o        $15,000/MO/for three months                 20,000
        o        $50,000/MO/for three months                 20,000
        o        $75,000/MO/for three months                 20,000
        o        $100,000/MO/for three months                20,000
        o        $125,000/MO/for three months                20,000
                                                        ______________
                                                            100,000

                  (Note escalations through a bonus level vests previous level's bonus)
        o        Annual Anniversary Share Bonus: 25,000 Common Share
                 (Unrestricted)
        o        Additional Share, Cash Incentive, or Option Plan Bonuses per
                 programs instituted by Board Of Directors
3.       Term: Three (3) Years
4.       Initiation Date: ASAP

Confirm your acceptance of the Company's proposal by signing below.

Sincerely,

/s/ Mark L. Galligan                                 /s/ James Cousineau
    Mark L. Galligan                                     James Cousineau
    CEO & Director

D. Gordon Badger